UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    Dell Inc.

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The Special Committee of the Board of Directors of Dell Inc. mailed the following letter to the Company’s shareholders today

June 18, 2013

YOUR VOTE IS IMPORTANT!

VOTE THE WHITE CARD TODAY “FOR” THE ACQUISITION BY MICHAEL DELL AND SILVER LAKE

TO RECEIVE CERTAIN AND IMMEDIATE VALUE FOR YOUR SHARES

Dear Shareholders:

At the Special Meeting of Shareholders to be held on July 18, 2013, you will be asked to make an important decision related to your investment in Dell and the future of the Company.

As you know, Michael Dell and Silver Lake Partners have entered into a binding agreement to acquire Dell for $13.65 per share in cash. The price represents a premium of 37% over Dell’s 90 calendar day trading average before rumors of a possible going-private transaction were first published. Based on our unanimous recommendation as a Special Committee of independent directors, the full Dell Board of Directors has recommended that Dell shareholders vote “FOR” the acquisition by Michael Dell and Silver Lake.

We encourage you to review the attached information carefully and urge you to cast your vote in favor of the transaction.

Sincerely yours,

Alex J. Mandl

Janet F. Clark

Laura Conigliaro

Kenneth M. Duberstein

THE SPECIAL COMMITTEE OF THE

BOARD OF DIRECTORS OF DELL INC.

VOTE THE WHITE CARD TODAY “FOR” THE ACQUISITION BY MICHAEL DELL AND SILVER LAKE:

IT DELIVERS THE HIGHEST AVAILABLE VALUE TO SHAREHOLDERS

There are a number of important benefits to shareholders that the Special Committee considered in arriving at its strong recommendation in favor of the transaction:

•	Delivers a significant and certain cash premium

•	Delivers the highest value of a comprehensive range of alternatives evaluated

•	Shareholder-friendly process and terms ensure value is maximized

•	Shifts considerable business and transaction risks to the buyer group

The markets that the company is addressing are undergoing fundamental shifts and the PC-related businesses on which Dell depends for the bulk of its revenue and operating income today, as well as the free cash flow needed to support a risky and challenging transformation into an enterprise business of the future, are shrinking faster than the new business is growing. Against that backdrop, a sale for $13.65 per share in cash delivers value that is superior to any alternative.

THE TRANSACTION IS THE RESULT OF A COMPREHENSIVE REVIEW PROCESS CONDUCTED BY AN INDEPENDENT SPECIAL COMMITTEE

The Board’s decision to approve the $13.65 go-private transaction, and to recommend its adoption to shareholders, is the culmination of a lengthy and comprehensive strategic review and negotiation process to maximize value for Dell’s stockholders. The review was conducted by a Special Committee of four independent directors, which was formed in August 2012 immediately after Michael Dell informed the Board he was interested in proposing a transaction to take the Company private.

The Special Committee engaged in a rigorous, objective and competitive process (including a “go shop” period) in which 21 strategic and 52 financial buyers were contacted. With the assistance of independent financial and legal advisors, the Special Committee evaluated the full range of strategic and financial alternatives for the Company. The Committee also received extensive input from Boston Consulting Group, which evaluated Dell’s business risks and strategic options, the state of the PC industry, and prospects for Dell’s transformation as a public company.

Through this process, the Special Committee’s forceful negotiations with Mr. Dell and Silver Lake resulted in six price increases and $4 billion of additional value for Dell shareholders.

The Committee also retained Evercore Partners as a financial advisor dedicated to run a robust “go-shop” process that followed to secure a better offer should one exist. No superior offer has materialized.

A FULL RANGE OF STRATEGIC ALTERNATIVES WAS CONSIDERED – A LEVERAGED RECAPITALIZATION EXPOSES SHAREHOLDERS TO SIGNIFICANT RISK AND UNCERTAINTY

In addition to holding discussions and meeting with many potential acquirers, the Special Committee and the full Board considered a range of other alternatives, including continuing with or modifying the Company’s existing business plan as it seeks to transform the business model; changing the dividend policy; making additional transformative acquisitions; and selling or spinning off portions of the business. In addition, the Special Committee thoroughly considered conducting a leveraged recapitalization – and in that process identified numerous challenges to such an alternative.

A Leveraged Recap Would Significantly Elevate Dell’s Risk Profile,

Diminish its Competitive Position and Result in Significant Value Uncertainty for Shareholders:

x	Elevates Dell’s risk profile by increasing leverage while the expected FY14 operating income has declined 46% since July 2012

x	High leverage and weakened financial profile could result in loss of significant revenue to better capitalized competitors

x	Weak financial position to complete the transformation, with Dell remaining largely a PC company

x	Equity stub likely to trade poorly due to high leverage and deteriorating cash flow metrics

x	Few precedents indicative of risks and uncertainty of leveraged recap path

Expecting a leveraged recapitalization to create more value than $13.65 per share is highly speculative. In order for more value to result – even following the payment of a special dividend of as much as $12.00 per share as some have suggested, which itself may not be feasible or prudent in light of near term liquidity needs – the remaining highly levered stub equity would have to trade at a significantly expanded multiple which is inconsistent with the company’s recent business trajectory.

DETERIORATING INDUSTRY DYNAMICS POSE SIGNIFICANT RISK TO FUTURE VALUE AND THE TRANSITION TO “NEW DELL” IS DEPENDENT ON “CORE DELL” PERFORMANCE1

While the Special Committee understands the future of “New Dell” is targeted at the enterprise and solutions space, the performance of the PC business in the meantime is central to making that transformation a success. During the course of the proposed go-private transaction, the performance of Dell and the PC industry as a whole have declined significantly, which magnifies the risks for shareholders.

Shrinking Market Share: Industry dynamics have proven to be increasingly difficult, and the company is experiencing deteriorating business and financial performance. Within “Core Dell” – which made up more than 65% of Dell’s revenues in FY13 – the PC business experienced a market share decline to 11% in FY13 from 15% in FY08 due to growing threats from new competitors around the world and the growth in alternative mobile devices, where Dell does not compete.

Troubling IDC Report: Recent research by International Data Corporation – a highly regarded industry expert – showed that PC shipments in Q1 of 2013 suffered the biggest decline of the last 20 years – and its forecast for 2016 has now decreased 38% compared to initial forecasts a year ago.

Weakening Performance Metrics and Forecasting Challenges: Dell’s key financial metrics have declined, and forecasting future Dell performance has proved to be challenging – the Company has missed EPS forecasts four of the last five quarters and over the last fiscal year experienced a 28% decline in operating income and 43% decline in free cash flow.

“NEW DELL” FACES INTEGRATION AND COMPETITIVE RISKS AND DELL’S RATE OF TRANSFORMATION IS BEING OUTPACED BY THE RAPID MARKET SHIFT TO CLOUD

Today, revenue contributions from Dell’s storage, networking and server segments are still modest despite $13 billion of acquisitions in those areas in recent years, and Dell remains a small player in software and services with less than 1% market share.

[1]	“Core Dell” includes mobility, desktop, peripherals and third party software (as of FY13) “New Dell” includes servers, storage, networking, services and software (as of FY13)

Operating margins in these businesses remain low. There is heavy revenue contribution from the server segment, yet there is also significant potential for further margin erosion due to intensifying competition in x86 servers. In addition, there is an emerging competitive threat from the rapid shift to cloud computing. The Special Committee has weighed all of these factors in evaluating what would be best for the Dell shareholders.

$13.65 PER SHARE SALE OFFERS SUPERIOR VALUE AND CERTAINTY TO A LEVERAGED RECAP…

The Special Committee’s #1 objective is to achieve the best outcome for Dell shareholders – and the thoroughness of our process and analysis, supported by independent third party advisors, underscores that focus. The best outcome for shareholders is in voting “FOR” the significant and certain premium value that will be realized in the sale to Michael Dell and Silver Lake. The consideration represents an attractive premium to the trading price per share and the valuation multiple of Dell:

✓	37% premium over the 90 calendar day trading average;

✓	25% premium over the price the last day before the possible going-private transaction was first published;

✓	Deal value is 5.4x Final FY14 Board Plan EBITDA, which is a 63% premium to the NTM EBITDA multiple on 1/11/13 and a 77% premium to the average NTM EBITDA multiple since June 2012

…AND SHIFTS ALL RISKS TO BUYER

The Special Committee has taken its fiduciary duty very seriously and gone to great lengths to ensure Dell shareholders realize the best value for their shares. The Board remains open to a genuinely superior alternative should one emerge. However, in the absence of a superior alternative, the Special Committee must recommend that you vote in favor of a sale to Michael Dell and Silver Lake for $13.65. At closing, you will immediately receive a cash payment at a significant, certain premium and shift all of the business execution risk and financial profile risk to the buyers.

NO MATTER HOW MANY, OR FEW, SHARES YOU OWN, YOUR VOTE IS ESSENTIAL

VOTE THE ENCLOSED WHITE CARD “FOR” THE ACQUISITION BY MICHAEL DELL AND SILVER LAKE AND RECEIVE CERTAIN AND IMMEDIATE VALUE FOR YOUR SHARES

Telephone and internet voting has been arranged for your convenience. Simply follow the instructions on the enclosed form of proxy to vote today. Regardless of the number of shares of Company stock that you own, your vote is important. If you fail to vote or abstain from voting on the transaction, the effect will be the same as a vote against the transaction.

Over the coming weeks, representatives of the Special Committee will be contacting you to discuss the benefits of the transaction. Please review the voting and proxy materials and contact us to ask any questions that you may have. If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Company’s proxy materials, please call our proxy solicitation firm, MacKenzie Partners, toll-free at (800) 322-2885, or email Dell@mackenziepartners.com. Shareholders also can find additional materials regarding the transaction and how to vote on our website www.dell.com/transactioninformation.

This is a critical time for Dell’s shareholders – and the decision before you is an urgent one.

Your careful consideration of the Special Committee’s strong recommendation in favor of the transaction is appreciated.

If you have questions about the merger, or require assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact MacKenzie Partners Inc., which is acting as the Company’s proxy solicitation agent and information agent in connection with the merger.

105 Madison Avenue

New York, NY 10016

(212) 929-5500 (Call Collect)

Or

Call Toll-Free (800) 322-2885

Email: Dell@mackenziepartners.com

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change.

However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a definitive proxy statement and other relevant documents, including a form of proxy card, on May 31, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s stockholders. Stockholders are urged to read the proxy statement and any other documents filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the definitive proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 (as amended with the filing of a Form 10-K/A on June 3, 2013 containing Part III information) and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.